Filed pursuant to Rule 424(b)(2) and (c)

                   Prospectus Supplement dated March 31, 2003

                      To Prospectus dated October 15, 2002

                      Registration Statement No. 333-100322



                              SELLING STOCKHOLDERS



         Selling Stockholder Charles Corpening has transferred 1,676 shares of the Company's Common Stock by gift to the First Baptist Church of Lincoln Gardens, who shall be the Selling Stockholder for purposes of the Prospectus.